Exhibit 99.1

[Logo of Michael Foods, Inc.]

NEWS
301 Carlson Parkway ¡ Suite 400 ¡ Minnetonka, MN 55305 ¡ (952) 258-4000 FAX (952) 258-4911 Visit Michael Foods, Inc. on the Internet: www.michaelfoods.com

CONTACT:	Mark D. Witmer Treasurer & Secretary (952) 258-4906

For Immediate Release

MICHAEL FOODS REPORTS SECOND QUARTER RESULTS

MINNETONKA, MN, August 14—Michael Foods, Inc. today reported financial results for the second quarter of 2009. Net earnings for the quarter ended July 4, 2009 were $10.6 million, compared to $11.2 million in 2008. Net sales for the quarter ended July 4, 2009 were $369.1 million, compared to $442.3 million in 2008. Net earnings for the six months ended July 4, 2009 were $31.4 million, compared to $22.5 million in 2008. Net sales for the six months ended July 4, 2009 were $770.4 million, compared to $870.0 million in 2008.

Earnings before interest, taxes, depreciation and amortization and other adjustments (EBITDA, as defined in the Company’s credit facility) for the quarter ended July 4, 2009 increased 5% to $47.9 million, compared to $45.4 million in 2008. EBITDA for the six months ended July 4, 2009 increased 9% to $102.6 million, compared to $94.2 million in 2008. Michael Foods, Inc. uses EBITDA as a measurement of financial results, as an indication of the relative strength of its operating performance and to determine incentive compensation levels.

Commenting on the results, Chairman, President and Chief Executive Officer Gregg A. Ostrander said, “Our second quarter results continued to reflect the strength and balance within our business portfolio. While 2008 results were paced by the performance of Food Ingredient egg products and Retail egg and potato products, so far in 2009 Crystal Farms and Foodservice egg products results have been the main drivers. In particular, Crystal Farms had an impressive first six months. Branded and private label cheese volumes were strong and margins improved from low levels in 2008’s first half.”

Ostrander added, “While the tone of business at Crystal Farms remains good, the strong results seen in 2008’s second half can be expected to temper the year-over-year comparisons ahead.”

Ostrander concluded, “Our continuing excellent free cash flow generation permitted us to make a $33.8 million voluntary prepayment on our term loans on July 31, 2009. Our cash position remains solid after this debt prepayment, leaving us well positioned to execute our growth plans.”

Unaudited segment data follows (in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Quarter ended July 4, 2009:
External net sales	$252,555	$29,392	$87,176	$—	$369,123
Net earnings	18,694	(143)	5,779	(13,720)	10,610
EBITDA*	38,032	2,677	10,184	(2,986)	47,907

Quarter ended June 28, 2008:
External net sales	$319,570	$29,085	$93,680	$—	$442,335
Net earnings	17,875	1,290	1,258	(9,178)	11,245
EBITDA*	41,585	3,780	3,203	(3,176)	45,392

Six months ended July 4, 2009:
External net sales	$531,869	$55,697	$182,806	$—	$770,372
Net earnings	40,847	(1,914)	12,358	(19,912)	31,379
EBITDA*	84,379	2,695	21,514	(5,994)	102,594

Six months ended June 28, 2008:
External net sales	$620,536	$59,335	$190,141	$—	$870,012
Net earnings	34,894	3,787	2,793	(18,948)	22,526
EBITDA*	83,823	9,392	6,819	(5,787)	94,247

*	As defined in the Company’s credit facility.

EBITDA is a widely accepted financial indicator used to analyze and compare companies on the basis of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles and is not indicative of operating profit or cash flow from operations as determined under generally accepted accounting principles.

The following table reconciles net earnings to EBITDA for the quarter ended July 4, 2009 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$18,694	$(143)	$5,779	$(13,720)	$10,610
Interest expense, excluding amortization of financing costs	314	—	—	9,375	9,689
Amortization of financing costs	—	—	—	1,497	1,497
Income tax expense (benefit)	9,589	(14)	2,970	(6,546)	5,999
Depreciation and amortization	11,861	2,505	1,105	1	15,472
Equity sponsor management fee	—	—	—	509	509
Industrial revenue bonds related expenses	245	—	—	—	245
Other	2,344	329	330	5,898	8,901

	43,047	2,677	10,184	(2,986)	52,922
Minus:
Unrealized gains on swap contracts	5,015	—	—	—	5,015

EBITDA (as defined in our credit facility)	$38,032	$2,677	$10,184	$(2,986)	$47,907

The following table reconciles net earnings to EBITDA for the quarter ended June 28, 2008 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$17,875	$1,290	$1,258	$(9,178)	$11,245
Interest expense, excluding amortization of financing costs	420	—	—	9,558	9,978
Amortization of financing costs	—	—	—	954	954
Income tax expense (benefit)	7,134	646	640	(3,701)	4,719
Depreciation and amortization	16,142	1,672	1,132	1	18,947
Equity sponsor management fee	—	—	—	462	462
Industrial revenue bonds related expenses	244	—	—	—	244
Other	1,850	172	173	(1,272)	923

	43,665	3,780	3,203	(3,176)	47,472
Minus:
Unrealized gains on swap contracts	2,080	—	—	—	2,080

EBITDA (as defined in our credit facility)	$41,585	$3,780	$3,203	$(3,176)	$45,392

The following table reconciles net earnings to EBITDA for the six months ended July 4, 2009 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$40,847	$(1,914)	$12,358	$(19,912)	$31,379
Interest expense, excluding amortization of financing costs	678	—	—	16,273	16,951
Amortization of financing costs	—	—	—	2,467	2,467
Income tax expense (benefit)	21,008	(986)	6,370	(9,429)	16,963
Depreciation and amortization	23,686	4,968	2,158	2	30,814
Equity sponsor management fee	—	—	—	1,032	1,032
Industrial revenue bonds related expenses	489	—	—	—	489
Other	4,600	627	628	3,573	9,428

	91,308	2,695	21,514	(5,994)	109,523
Minus:
Unrealized gains on swap contracts	6,929	—	—	—	6,929

EBITDA (as defined in our credit facility)	$84,379	$2,695	$21,514	$(5,994)	$102,594

The following table reconciles net earnings to EBITDA for the six months ended June 28, 2008 (unaudited, in thousands):

	Egg Products	Potato Products	Crystal Farms	Corporate	Total
Net earnings (loss)	$34,894	$3,787	$2,793	$(18,948)	$22,526
Interest expense, excluding amortization of financing costs	768	—	—	20,050	20,818
Amortization of financing costs	—	—	—	1,911	1,911
Income tax expense (benefit)	14,757	1,899	1,410	(7,006)	11,060
Depreciation and amortization	32,359	3,351	2,264	2	37,976
Equity sponsor management fee	—	—	—	917	917
Industrial revenue bonds related expenses	489	—	—	—	489
Other	3,819	355	352	(2,713)	1,813

	87,086	9,392	6,819	(5,787)	97,510
Minus:
Unrealized gains on swap contracts	3,263	—	—	—	3,263

EBITDA (as defined in our credit facility)	$83,823	$9,392	$6,819	$(5,787)	$94,247

Michael Foods, Inc., based in Minnetonka, MN, is a multinational producer and distributor of food products to the foodservice, retail and food-ingredient markets. Its principal products are specialty egg products, refrigerated potato products, cheese and other dairy products.

Consolidated statements of earnings are as follows:

Michael Foods, Inc.

Consolidated Statements of Earnings

(in thousands)

	Quarter		Six months
	2009	2008	2009	2008
Net sales	$369,123	$442,335	$770,372	$870,012
Cost of sales	296,418	374,595	620,216	731,969

Gross profit	72,705	67,740	150,156	138,043
Selling, general & administrative	41,362	40,566	78,603	81,170

Operating profit	31,343	27,174	71,553	56,873
Interest expense, net	11,497	11,210	19,974	23,287
Loss on early extinguishment of debt	3,237	—	3,237	—

Earnings before income taxes	16,609	15,964	48,342	33,586
Income tax expense	5,999	4,719	16,963	11,060

Net earnings	$10,610	$11,245	$31,379	$22,526

	July 4, 2009	January 3, 2009
Selected Balance Sheet Information:
Cash and equivalents	$94,646	$78,054

Accrued interest	$7,896	$4,537

Total debt, including current maturities	$605,843	$597,384

Certain items in this release may be forward-looking statements. Such forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, changes in domestic and international economic conditions. Also, the Company faces normal, and at times notable, variances in the supply of, and demand for, eggs, grain feed inputs, and cheese, which can result in pricing and profit margin volatility for certain egg products and cheese. As a result, the Company’s actual financial results could differ materially from the results estimated by, forecasted by, or implied by the Company in such forward-looking statements.

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